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                                                                   EXHIBIT 14(b)


                             CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of AIM Growth Series:

RE:     AIM International Growth Fund (formerly GT Global International
        Growth Fund)
        AIM Worldwide Growth Fund (formerly GT Global Worldwide Growth
        Fund)

        We hereby consent to the inclusion of our report dated February 17, 1998 on our audits of the financial statements and financial highlights of the above referenced funds as of December 31, 1997 in the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, of AIM International Funds, Inc.


                                            /S/ PRICEWATERHOUSECOOPERS LLP

                                            PricewaterhouseCoopers LLP

Boston, Massachusetts
November 12, 1998